UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 9, 2011
Date of Report (Date of earliest event reported)

DENARII RESOURCES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53389	98-0491567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

711 S. Carson Street, Ste # 4 Carson City, Nevada	89701
(Address of principal executive offices)	(Zip Code)

949-335-5159
Registrant’s telephone number, including area code
n/a
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on July 9, 2011, the Board of Directors of Denarii Resources, Inc., a Nevada corporation (the "Company"), accepted the consent of J. Paul Murphy as a member of the Board of Directors of the Company.

Effective July 29, 2011, the Board of Directors of the Company accepted the resignation of Dr. Stewart Jackson as the President/Chief Executive Officer and a member of the Board of Directors. Dr. Jackson will remain  an integral part of the management team enagaed as a consultant to assist in bringing the Company’s properties into production.

Effective July 29, 2011, the Board of Directors of the Company accepted the consent of David Figueiredo as a member of the Board of Directors and as the President/Chief Executive Officer of the Company.

Effectvie August 2, 2011, the Board of Directors of the Company accepted the consent of Tricia Oakley as the Secretary of the Company.

Therefore, as of the date of this Current Report, the Board of Directors consists of Jerry Drew, Glen Soler, Paul Murphy and David Figueiredo.

Biography

J. Paul Murphy.  During the past fifty years, Mr. Murphy has been involved in the investment business working for a variety of companies, such as Barkley & Crawford (Toronto, Ontario) and Gardner Watson as a co-manager of the underwriting department. Mr. Murphy was also employed at Brawley Cathers, Watt-Carmichael and Brant Securities as an account executive. In 1992, Mr. Murphy and partners developed Skymore Resources Inc., which was eventually merged with Gammon Gold.  Mr. Murphy is currently a consultant resourcing and/or developing properties.

David Figueiredo.  During the past thirty years, Mr. Figueiredo has been involved with a chain of video stores in Northern California, which he started as a sole proprietor in 1983 and remains in operation today. Mr. Figueiredo also has been involved in the acquisition of distressed properties and the development of small shopping centers. He was part of the original team of investors in one of the first legal casinos in Mexico City, Los Palmas, which was opened in 2006 and remains in successful operations today. Mr. Figueiredo graduated from Humboldt State University with a degree in physical education in 1981and was part of the Humboldt State University’s legendary long distance running program. Subsequently, Mr. Figueiredo coached long distance runners for over twenty-five years at the high school level and in 1999 won the Division II California State Championship.

Tricia Oakley.  During the past thirty years, Ms. Oakley has been employed as a legal secretary. Her experience ranges from corporate/environmental issues to estate planning, trusts and probate. Since 1997, Ms. Oakley has operated her own business providing secretarial services to attorneys practicing in a wide variety of law fields. Ms. Oakley currently assists attorneys who are practicing corporate, pro bono non-profit, family law and trusts. Ms. Oakley attended Empire College, School of Business, and obtained her Legal Secretarial Sciences degree in 1979.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENARII RESOURCES INC.

DATE: August 9, 2011	By:	/s/ David Figueiredo

Name: David Figueiredo Title: President/Chief Executive Officer